Exhibit 4

                         AMENDMENT I TO THE
                     AFL-CIO HOUSING INVESTMENT TRUST
                         401(K) RETIREMENT PLAN

THIS AGREEMENT is hereby made and entered into this 1st day of November, 1999 by AFL-CIO Housing Investment Trust (hereby referred to as the "Employer") and Patton H. Roark, Jr., Harry W. Thompson, Ruth P. Walter, Erica Khatchadourian, and Helen R. Kanovsky (hereby referred to as Trustees);

     WHEREAS, the AFL-CIO Housing Investment Trust 401(k) Retirement Plan was established October 1, 1996, and

     WHEREAS, the Corporation wishes to make a change in Trustees of the AFL-CIO Housing Investment Trust 401(k) Retirement Plan;

     IN ACCORDANCE with Article 7.1 Trustee Appointment, Resignation, Removal and Succession, effective immediately, former Trustee, ElChino M. Martin will be replaced by Helen R. Kanovsky. Patton H. Roark, Jr., Harry W. Thompson, Ruth P. Walter, and Erica Khatchadourian will continue in their capacity as Plan Trustees. A majority of the individually named Plan Trustees can communicate instructions on behalf of the Plan and will be considered representing all of the Plan Trustees collectively for such action per Plan
Article 7.9(g).

IN WITNESS WHEREOF, this Amendment has been executed at Washington, D.C. on this 1st day of November, 1999.

                               AFL-CIO HOUSING INVESTMENT TRUST


                              By:
                                 -------------------------------
ATTEST:

--------------------------
TRUSTEES:
                              -----------------------------------
                              Patton H. Roark, Jr.


                              -----------------------------------
                              Harry W. Thompson


                              -----------------------------------
                              Ruth P. Walter


                              -----------------------------------
                              Erica Khatchadourian

                              ------------------------------------
                              Helen R. Kanovsky

                                                      Exhibit 5

                              AMENDMENT II TO THE
                        AFL-CIO HOUSING INVESTMENT TRUST
                            401(K) RETIREMENT PLAN

THIS AGREEMENT is hereby made and entered into this 15th day of February, 2000 by AFL-CIO Housing Investment Trust (hereby referred to as the "Employer") and Patton H. Roark, Jr., Harry W. Thompson, Ruth P. Walter, Erica Khatchadourian, and Helen R. Kanovsky (hereby referred to as Trustees);

     WHEREAS, the AFL-CIO Housing Investment Trust 401(k) Retirement Plan was established October 1, 1996, and

     WHEREAS, the Corporation wishes to amend the AFL-CIO Housing Investment Trust 401(k) Retirement Plan relative to Plan loan repayments;

     THEREFORE, we are amending Plan Section 7.14(h) by deleting the existing paragraph 7.14(h) and replacing it with the following wording:

     7.14 (h) Immediate Repayment: A Participant's loan will become immediately due and payable if the Participant fails to make principal and/or loan interest payments for two (2) successive calendar quarters. Also, the Participant's loan will become immediately due and payable upon the Participant's termination of employment with AFL-CIO Housing Investment Trust or Building Investment Trust Corporation. In either event, the Administrator will reduce the Participant's vested aggregate account by the remaining principal and interest of the loan, and such amount will constitute a distributable event to the extent of reduction under the Plan. If the Participant's vested aggregate account is less than the amount due, the Administrator will take whatever steps necessary to collect the balance due.


IN WITNESS WHEREOF, this Amendment has been executed at Washington, D.C. on this 15th day of February, 2000.

                               AFL-CIO HOUSING INVESTMENT TRUST


                              By:
                                 -------------------------------
ATTEST:

--------------------------
TRUSTEES:
                              -----------------------------------
                              Patton H. Roark, Jr.


                              -----------------------------------
                              Harry W. Thompson


                              -----------------------------------
                              Ruth P. Walter


                              -----------------------------------
                              Erica Khatchadourian

                              ------------------------------------
                              Helen R. Kanovsky

                                                        Exhibit 6


                             AMENDMENT III TO THE
                        AFL-CIO HOUSING INVESTMENT TRUST
                            401(K) RETIREMENT PLAN

THIS AGREEMENT is hereby made and entered into this 7th day of April, 2000 by AFL-CIO Housing Investment Trust (hereby referred to as the "Employer") and Patton H. Roark, Jr., Ruth P. Walter, Erica Khatchadourian, and Helen R. Kanovsky (hereby referred to as Trustees);

     WHEREAS, the AFL-CIO Housing Investment Trust 401(k) Retirement Plan was established October 1, 1996, and

     WHEREAS, the Corporation wishes to make a change in Trustees of the AFL-CIO Housing Investment Trust 401(k) Retirement Plan;

     IN ACCORDANCE with Article 7.1 Trustee Appointment, Resignation, Removal and Succession, Harry W. Thompson is removed as Trustee effective this date with his resignation and will be replaced by Gregory J. Dyson. Patton H. Roark, Jr., Helen R. Kanovsky, Ruth P. Walter, and Erica Khatchadourian will continue in their capacity as Plan Trustees. A majority of the individually named Plan Trustees can communicate instructions on behalf of the Plan and will be considered representing all of the Plan Trustees collectively for such action per Plan Article 7.9(g).

IN WITNESS WHEREOF, this Amendment has been executed at Washington, D.C. on this 7th day of April, 2000.

                               AFL-CIO HOUSING INVESTMENT TRUST


                              By:
                                 -------------------------------
ATTEST:

--------------------------
TRUSTEES:
                              -----------------------------------
                              Patton H. Roark, Jr.


                              -----------------------------------
                              Harry W. Thompson


                              -----------------------------------
                              Ruth P. Walter


                              -----------------------------------
                              Erica Khatchadourian

                              ------------------------------------
                              Helen R. Kanovsky

                                                            Exhibit 7

                         AMENDMENT IV TO THE
                    AFL-CIO HOUSING INVESTMENT TRUST
                        401(K) RETIREMENT PLAN

THIS AGREEMENT is hereby made and entered into this 23rd day of June, 2000 by AFL-CIO Housing Investment Trust (hereby referred to as the "Employer") and Patton H. Roark, Jr., Ruth P. Walter, Erica Khatchadourian, and Helen R. Kanovsky (hereby referred to as Trustees);

     WHEREAS, the AFL-CIO Housing Investment Trust 401(k) Retirement Plan was established October 1, 1996, and

     WHEREAS, the Corporation wishes to make a change in Trustees of the AFL-CIO Housing Investment Trust 401(k) Retirement Plan;

     IN ACCORDANCE with Article 7.1 Trustee Appointment, Resignation, Removal and Succession, Gregory J. Dyson is removed as Trustee effective this date with his resignation. Patton H. Roark, Jr., Helen R. Kanovsky, Ruth P. Walter, and Erica Khatchadourian will continue in their capacity as Plan Trustees. A majority of the individually named Plan Trustees can communicate instructions on behalf of the Plan and will be considered representing all of the Plan Trustees collectively for such action per Plan Article 7.9(g).

IN WITNESS WHEREOF, this Amendment has been executed at Washington, D.C. on this 23rd day of June, 2000.


                               AFL-CIO HOUSING INVESTMENT TRUST


                              By:
                                 -------------------------------
ATTEST:

--------------------------
TRUSTEES:
                              -----------------------------------
                              Patton H. Roark, Jr.


                              -----------------------------------
                              Harry W. Thompson


                              -----------------------------------
                              Ruth P. Walter


                              -----------------------------------
                              Erica Khatchadourian

                              ------------------------------------
                              Helen R. Kanovsky

                                                          Exhibit 8

                            AMENDMENT V TO THE
                       AFL-CIO HOUSING INVESTMENT TRUST
                          401(K) RETIREMENT PLAN

THIS AGREEMENT is hereby made and entered into this 26th day of September, 2000 by AFL-CIO Housing Investment Trust (hereby referred to as the "Employer") and Patton H. Roark, Jr., Ruth P. Walter, Erica Khatchadourian, and Helen R. Kanovsky (hereby referred to as Trustees);

     WHEREAS, the AFL-CIO Housing Investment Trust 401(k) Retirement Plan was established October 1, 1996, and

     WHEREAS, the Corporation wishes to amend the AFL-CIO Housing Investment Trust 401(k) Retirement Plan relative participant distributions;

     THEREFORE, we are amending Plan Section 5.6, effective January 1, 2000, by deleting the existing first paragraph of Section 5.6 and replacing it with the following wording:

     5.6          Restrictions on Immediate Distributions
     If the lump sum value of a Participant's benefit exceeds (or at the time of any prior distribution exceeded) $5,000 (or $3,500 for distributions made for Plan Years beginning on or before August 5, 1997), and the benefit is immediately distributable, the benefit may only be distributed with the consent of the Participant in accordance with this Section.
     That portion of the Participant's Account which is not a Vested Interest will be treated as a Forfeiture. Participant benefit distributions paid pursuant to the consent requirements outlined below will only be made if the entire vested benefit of the Participant is distributed in one
     transaction.   No partial benefit payments will be allowed pursuant to
     this Plan Section.

IN WITNESS WHEREOF, this Amendment has been executed at Washington, D.C. on this 26th day of September, 2000.

                              AFL-CIO HOUSING INVESTMENT TRUST


                              By:
                                 -------------------------------
ATTEST:

--------------------------
TRUSTEES:
                              -----------------------------------
                              Patton H. Roark, Jr.


                              -----------------------------------
                              Harry W. Thompson


                              -----------------------------------
                              Ruth P. Walter


                              -----------------------------------
                              Erica Khatchadourian

                              ------------------------------------
                              Helen R. Kanovsky